UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021 (July 2, 2021)

J. Alexander’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-37473	47-1608715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202

(Address of Principal Executive Offices) (Zip Code)

(615) 269-1900

Registrant’s telephone number, including area code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	JAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

Transaction Structure; Merger Consideration

On July 2, 2021, J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, SPB Hospitality LLC, a Delaware limited liability company (“Parent”), and Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) effective as of the effective time of the Merger (the “Effective Time”). As a result of the Merger, Merger Sub will cease to exist, and the Company will survive as an indirect, wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), will be converted into the right to receive an amount in cash equal to $14.00, without interest (the “Merger Consideration”).

The Merger Agreement provides that each option to purchase Company Common Stock granted under the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Company Stock Incentive Plan”) outstanding immediately prior to the Effective Time (each, a “Company Option”), whether or not vested and exercisable, will become fully vested and converted into the right to receive an amount in cash equal to the product of (1) the excess of per share Merger Consideration over the exercise price per share of such Company Option and (2) the number of shares of Company Common Stock subject to such Company Option, less any applicable taxes. Any Company Options outstanding with exercise prices in excess of the per share Merger Consideration will be cancelled.

Each performance share award (each, a “Company Performance Share Award”) and restricted share award (each, a “Company Restricted Share Award”) granted under the Company Stock Incentive Plan outstanding immediately prior to the Effective Time will become fully vested and converted into the right to receive an amount in cash equal to the product of (1) the number of shares of Company Common Stock subject to the Company Performance Share Award or Company Restricted Share Award, as applicable, and (2) the Merger Consideration, less any applicable taxes. Each Class B Unit of J. Alexander’s Holdings, LLC (the “Operating Company”) (each, a “Class B Unit”) outstanding immediately prior to the Effective Time shall become fully vested, and each Class B Unit will be exchanged for Company Common Stock in accordance with the Operating Company’s Second Amended and Restated Limited Liability Company Agreement and the Merger Agreement and entitle each holder of Class B Units to receive cash equal to the per share Merger Consideration multiplied by the number of shares of Company Common Stock issued to such holder in such exchange. Each Class B Unit not eligible to be exchanged will be cancelled.

The Board of Directors of the Company (the “Board”) declared the Merger Agreement and the transactions contemplated thereby, including the Merger, to be advisable, fair to and in the best interests of the Company and its shareholders, adopted and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated thereby, including the Merger, directed that the Merger Agreement be submitted to the shareholders for approval, and subject to the ability to withdraw its recommendation in accordance with the Merger Agreement, recommended that the shareholders approve the Merger Agreement.

Financing the Merger

In connection with the Merger Agreement, on July 2, 2021, Parent entered into an equity commitment letter (the “Equity Commitment Letter”) with Drawbridge Special Opportunities Fund LP (the “Sponsor”) to fund the transaction. Subject to the terms and conditions of the Equity Commitment Letter, the Sponsor has committed to purchase, or cause to be purchased, equity interests of Parent for the purpose of providing, and to the extent necessary to provide, sufficient cash to allow Parent to pay the aggregate Merger Consideration and other amounts pursuant to, and in accordance with, the Merger Agreement and to pay the related expenses of Parent and Merger Sub that are incurred in connection with the transactions contemplated by the Merger Agreement.

No Solicitation; Fiduciary-Out

Upon the Company’s entry into the Merger Agreement, the Company became subject to exclusivity and “no shop” restrictions that restrict the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third parties with respect to the acquisition of, or any similar transaction resulting in the acquisition of, the Company. Notwithstanding the foregoing restrictions, the no-shop restrictions are subject to a “fiduciary-out” provision that permits the Company to provide information to, and engage in discussions with, any third party regarding its acquisition proposal for the Company if:

•	the third party executes a confidentiality agreement;

•

the Board determines in good faith (after consultation with its financial advisor and outside counsel) (i) that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law and (ii) that such third party’s acquisition proposal is, or would reasonably be expected to result in, a superior proposal that would be more favorable to the Company’s shareholders from a financial point of view than the transaction with Parent;

•	the Company provides prompt notice to Parent of the above determinations by the Board and of its intent to engage in negotiations or discussions; and

•	the alternative acquisition proposal does not result from a breach of the “no-shop” restriction.

The Company must notify Parent promptly of any alternative acquisition proposal received by the Company or its representatives from any third party. The Board may not withdraw its recommendation in favor of the transaction with Parent, or approve or recommend any alternative acquisition proposal or agreement with any third party, unless the Board determines in good faith (after consultation with its financial advisor and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable law, and, with respect to any third party’s alternative acquisition proposal, that such proposal is, or would reasonably be expected to result in, a superior proposal that would be more favorable to the Company’s shareholders from a financial point of view than the transaction with Parent, after taking into account any revised offer made by Parent pursuant to its customary “matching” rights.

If, in accordance with the foregoing, (i) the Company enters into an alternative acquisition agreement with respect to a superior proposal, prior to receipt of the Company’s shareholder approval, or (ii) Parent elects to terminate the Merger Agreement as a result of a recommendation withdrawal by the Board or the Company’s entry into an alternative agreement, the Company will be required to pay Parent a termination fee of $7,750,000, as further discussed below.

Conditions to the Merger; Covenants of the Parties

The consummation of the Merger is subject to the satisfaction or waiver of various customary conditions set forth in the Merger Agreement, including, but not limited to, (i) the Company’s shareholders’ approval of the Merger Agreement, (ii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any restraint or law preventing or prohibiting the consummation of the Merger, (iv) the accuracy of Parent’s, Merger Sub’s, and the Company’s representations and warranties (subject to certain materiality qualifiers), (v) Parent’s, Merger Sub’s and the Company’s compliance in all material respects with their respective obligations under the Merger Agreement, (vi) the furnishing of an executed Consent and Exchange Agreement by each holder of Class B Units, and (vi) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The Merger is not conditioned upon Parent’s receipt of financing.

The Merger Agreement contains customary representations and warranties made by each of the Company, Merger Sub and Parent. Each of the parties have also made customary covenants in the Merger Agreement, including, in addition to those related to the restrictions on solicitation discussed above, covenants to (a) prepare and file with the Securities and Exchange Commission (the “SEC”), as soon as practicable following the date of the Merger Agreement (and in any event no later than 45 days following the date of the Merger Agreement), the form of proxy statement that will be provided to the Company shareholders in connection with the solicitation of proxies for a special meeting of the Company shareholders; (b) make all appropriate filings, by Parent and the Company, as applicable, under the HSR Act; and (c) cooperate with each other and use their respective reasonable best efforts to obtain the consents, approvals and authorizations that are necessary to consummate the Merger.

The Company has additionally agreed, subject to certain exceptions, to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and the completion of the Merger and not to take certain actions during such period without the prior consent of Parent.

Termination; Termination Fee; Expense Reimbursement

The Merger Agreement contains customary termination rights for each of the Company and Parent. The parties may terminate the Merger Agreement by mutual written consent at any time prior to the Effective Time. In addition, either the Company or Parent may terminate the Merger Agreement (i) if the Merger has not closed on or before 5:00 p.m. New York city time on December 31, 2021, so long as that party’s failure to fulfill any material obligation under the Merger Agreement did not result in the delay in closing; (ii) upon the issuance by a governmental authority of a final, non-appealable order, decree, ruling or other action, or the presence of any law, in each case that would prevent or prohibit consummation of the Merger; or (iii) if the Company does not obtain the requisite shareholder approvals for the transaction (described in further detail below). Each of the Company and Parent has unilateral termination rights in the event of a breach by the other party of a representation, warranty or covenant that causes a failure in the closing conditions (which cannot be cured or is not cured by the earlier of December 31, 2021 or 30 days following receipt of notice of such breach). Additionally, in connection with the Company’s exercise of its “fiduciary out,” (i) the Company may terminate the Merger Agreement to enter into a superior transaction prior to the Company’s receipt of shareholder approval for the transaction, subject to the payment of a termination fee (described in further detail below) and (ii) Parent may terminate the Merger Agreement as a result of a recommendation withdrawal by the Board or the Company’s entry into an alternative acquisition agreement.

The Company will be required to pay a termination fee of $7,750,000 in connection with a termination of the Merger Agreement under any of the following circumstances: (i) the Company terminates the Merger Agreement and enters into an agreement for a superior transaction prior to the Company’s receipt of shareholder approval; (ii) Parent terminates the Merger Agreement following a recommendation withdrawal by the Board or the Company’s entry into an alternative acquisition agreement; or (iii) (A) an alternative proposal is publicly announced or is otherwise communicated to the Board and, in the event of termination for failure to obtain the required Company shareholder approvals, not withdrawn prior to the Company shareholders meeting, and (B) thereafter the Merger Agreement is terminated by (1) Parent for a breach of a representation, warranty or covenant by the Company, or (2) either party for failure to obtain the required Company shareholder approvals (described below), and (C) within 12 months of such termination, the Company enters into a definitive agreement with respect to or consummates an alternative acquisition.

Parent will be required to pay a termination fee of $10,000,000 if the Company terminates the Merger Agreement where Parent or Merger Sub fail to consummate the Merger after all conditions have been met and the Company gives notice to Parent of its intent to consummate the Merger.

Voting Agreements

In connection with the execution of the Merger Agreement, certain of the Company’s officers and directors and Newport Global Opportunities Fund I-A LP and Ancora Holdings, Inc., holding, in the aggregate, as of July 2, 2021, approximately 20% of the outstanding shares of Company Common Stock, entered into voting agreements (the “Voting Agreements”) with Parent pursuant to which they agreed, among other things, to vote their respective shares of Company Common Stock in favor of the Merger.

Summary Disclaimer

The foregoing description of the Merger Agreement and the Voting Agreements does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement and the Voting Agreements, copies of which are attached hereto as Exhibits 2.1, 99.1, 99.2 and 99.3 and the terms of which are incorporated herein by reference.

Copies of the Merger Agreement and the Voting Agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub or any other parties to the Merger Agreement or the Voting Agreements or their respective businesses. The representations, warranties and covenants contained in the Merger Agreement and the Voting Agreements have been made solely for the purposes of the Merger Agreement and the Voting Agreements, as applicable, and as of the specific dates therein, were solely for the benefit of parties thereto, are subject to certain limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, as well as by information contained in certain reports including the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021, as amended, and the Quarterly Reports on Form 10-Q and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) after the date thereof, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Investors and security holders are not third-party beneficiaries under the Merger Agreement or the Voting Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the Voting Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where to Find it

In connection with the proposed Merger, the Company intends to file a preliminary and definitive proxy statement on Schedule 14A with the SEC. The definitive proxy statement will be mailed to shareholders of the Company. COMPANY SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING ANY DEFINITIVE PROXY STATEMENT, FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, shareholders may obtain free copies of the documents (when they become available) on the Company’s website, www.jalexandersholdings.com, under the heading “Investors.”

Participants in the Solicitation

The Company and certain of its respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed Merger. Information about the directors and executive officers of the Company and their ownership of Company Common Stock is set forth in the proxy statement for the Company’s 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on May 13, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction will be included in the above-referenced proxy statement regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraphs.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains and our other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) the risk that the transaction might be delayed or not completed if the party to the Equity Commitment Letter does not fulfill its commitment and (x) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC March 18, 2021, as amended on April 29, 2021, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2021, by and among J. Alexander’s Holdings, Inc., SPB Hospitality LLC, and Titan Merger Sub, Inc.*

99.1	Voting Agreement, dated July 2, 2021, by and among SPB Hospitality LLC, Titan Merger Sub, Inc. and Newport Global Opportunities Fund I-A LP*

99.2	Voting Agreement, dated July 2, 2021, by and among SPB Hospitality LLC, Titan Merger Sub, Inc. and Ancora Holdings, Inc.*

99.3	Voting Agreement, dated July 2, 2021, by and among SPB Hospitality LLC, Titan Merger Sub, Inc. and certain directors and officers of J. Alexander’s Holdings, Inc.*

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Holdings, Inc.

Date: July 6, 2021	By:	/s/ Jessica L. Hagler
Jessica L. Hagler
Vice President, Chief Financial Officer, Treasurer and Secretary